
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CURRENT
REPORT ON FORM 10-Q FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 1997 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND
ACCOMPANYING DISCLOSURES.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                               9-MOS
<FISCAL-YEAR-END>                           DEC-31-1997
<PERIOD-START>                              JAN-01-1997
<PERIOD-END>                                SEP-30-1997
<CASH>                                            7,379
<INT-BEARING-DEPOSITS>                           11,343
<FED-FUNDS-SOLD>                                 10,646<F1>
<TRADING-ASSETS>                                 35,431
<INVESTMENTS-HELD-FOR-SALE>                      30,115
<INVESTMENTS-CARRYING>                                0
<INVESTMENTS-MARKET>                                  0
<LOANS>                                         180,995
<ALLOWANCE>                                       5,799
<TOTAL-ASSETS>                                  300,381
<DEPOSITS>                                      194,098
<SHORT-TERM>                                     20,528<F2>
<LIABILITIES-OTHER>                               9,959
<LONG-TERM>                                      20,293
<COMMON>                                            506
<PREFERRED-MANDATORY>                                 0
<PREFERRED>                                       1,903
<OTHER-SE>                                       19,111
<TOTAL-LIABILITIES-AND-EQUITY>                  300,381
<INTEREST-LOAN>                                  14,084
<INTEREST-INVEST>                                 1,661
<INTEREST-OTHER>                                  2,448
<INTEREST-TOTAL>                                 18,193
<INTEREST-DEPOSIT>                                7,088
<INTEREST-EXPENSE>                                9,650
<INTEREST-INCOME-NET>                             8,543
<LOAN-LOSSES>                                     1,421
<SECURITIES-GAINS>                                  418
<EXPENSE-OTHER>                                   3,280
<INCOME-PRETAX>                                   4,048
<INCOME-PRE-EXTRAORDINARY>                        2,530
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                      2,530<F10>
<EPS-PRIMARY>                                      5.13
<EPS-DILUTED>                                      5.12<F11>
<YIELD-ACTUAL>                                     4.59<F3>
<LOANS-NON>                                       2,871<F4>
<LOANS-PAST>                                      1,005<F5>
<LOANS-TROUBLED>                                     70
<LOANS-PROBLEM>                                       0
<ALLOWANCE-OPEN>                                  5,503
<CHARGE-OFFS>                                     1,881
<RECOVERIES>                                        535
<ALLOWANCE-CLOSE>                                 5,799<F6>
<ALLOWANCE-DOMESTIC>                                  0<F7>
<ALLOWANCE-FOREIGN>                                   0<F8>
<ALLOWANCE-UNALLOCATED>                               0<F9>

<F1>  Includes Securities Purchased Under Resale Agreements.
<F2>  Purchased Funds and Other Borrowings.
<F3>  Taxable Equivalent Basis.
<F4>  Includes $969MM of cash-basis commercial loans and $1,902MM of consumer loans on which accrual of interest has been suspended.
<F5>  Accruing loans 90 or more days delinquent.
<F6>  Allowance activity for the nine months of 1997 includes $221MM in other changes, primarily net transfers from the Reserves for Off-Balance Sheet Credit Exposures and foriegn currency translation effects.
<F7>  No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans. (see Note 11 to the 1996 Annual Report).
<F8>  See Footnote F7 above.
<F9>  See Footnote F7 above.
<F10> Excluding a pre-tax restructuring charge of $889MM, Net income for the nine months of 1997 is $3,086MM.
<F11> Excluding the pre-tax restructuring charge, EPS-Fully diluted is $6.30 for the nine months of 1997.


